UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2009

FIRST SAVINGS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana	001-34155	37-1567871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana 47129
(Address of principal executive offices) (Zip Code)

(812) 283-0724
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition of Assets.

Effective September 30, 2009, First Savings Bank, F.S.B. (the “Bank”), the wholly owned subsidiary of First Savings Financial Group, Inc. (the “Company”), completed its acquisition of Community First Bank, Corydon, Indiana (“CFB”) pursuant to the previously reported Agreement and Plan of Reorganization, dated as of April 28, 2009 (the “Reorganization Agreement”).  The Bank paid $17.13 in cash for each outstanding share of common stock of CFB for total consideration of approximately $20.5 million.

For further information, reference is made to the Reorganization Agreement and to the press release dated September 30, 2009, announcing the completion of the acquisition, which are included as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Effective upon the acquisition of CFB on September 30, 2009, the Company appointed Samuel E. Eckart, Vaughn K. Timberlake and Frank N. Czeschin, each a former director of CFB, to the Company’s Board of Directors in accordance with the terms of the Reorganization Agreement.  Mr. Eckart was also appointed to the Bank’s Board of Directors.  Mr. Czeschin is expected to be appointed to the Audit Committee of the Company’s Board of Directors.  Messrs. Eckart and Timberlake have not been named to any committee of the Company’s Board of Directors.  Except as discussed below, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which either of these individuals had or will have a direct or indirect material interest.

Item 9.01.	Financial Statements and Exhibits.

a.	Financial statements of businesses acquired.

The Company will provide the financial statements of CFB required by paragraph (a) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed.

b.	Pro forma financial information.

The Company will provide the pro forma information required by paragraph (b) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed.

c.	Shell company transactions.

Not applicable.

d.	Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Reorganization, dated April 28, 2009, among First Savings Financial Group, Inc., First Savings Bank, F.S.B., First Savings Interim Bank, F.S.B., Community First Financial Group, Inc. and Community First Bank (Incorporated by reference to the Current Report on Form 8-K filed on May 4, 2009)

99.1	Press release dated September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: October 2, 2009	By:	/s/ Larry W. Myers
	Name:	Larry W. Myers
	Title:	President and Chief Executive Officer